                                                               EXHIBIT 12.1


STATEMENTS RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS


                                       Pro Forma                                    Historical
                                                          --------------------------------------------------------------
                                Scenario 1   Scenario 2
                                                                Year Ended December 31,
                              -----------------------------------------------------------------------------------------
                                      1995         1995         1995         1994         1993         1992        1991
                                    ------       ------   ----------   ----------   ----------   ----------   ---------
                                (in thousands except ratios)
Consolidated pretax income          11,900       12,659   10,906,759   10,718,786   10,339,196   11,119,977   9,315,011
Undistributed earnings from
 unconsolidated partnerships
 interests                            (660)        (660)    (659,526)    (385,077)    (424,432)     (45,660)   (197,212)
Interest                             2,856        2,091      427,812      422,106      368,273      458,995     599,524
                                    ------       ------   ----------   ----------   ----------   ----------   ---------
Earnings                            14,096       14,090   10,675,045   10,755,815   10,283,037   11,533,312   9,717,323
                                    ======       ======   ==========   ==========   ==========   ==========   =========
Interest                             2,856        2,091      427,812      422,106      368,273      458,995     599,524
Preferred Stock Dividends(1)         1,271        1,695           --           --           --      115,810     116,396
                                    ------       ------   ----------   ----------   ----------   ----------   ---------

Fixed charges and preferred
 stock dividends                     4,127        3,786      427,812      422,106      368,273      574,805     715,920
                                    ======       ======   ==========   ==========   ==========   ==========   =========
Ratio                                 3.42         3.72        24.95        25.48        27.92        20.06       13.57
                                    ======       ======   ==========   ==========   ==========   ==========   =========


(1)  Preferred stock dividends/(100%  - Income Tax Rate)